Exhibit 99.3

UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL INFORMATION

On October 15, 2013, Aratana Therapeutics, Inc. (“Aratana”, the “Company”) acquired Vet Therapeutics, Inc. (“Vet Therapeutics”), pursuant to the terms of an Agreement and Plan of Merger (the “Merger Agreement”), dated October 13, 2013, by and among Vet Therapeutics, Aratana, Jayhawk Acquisition Corporation, a wholly-owned subsidiary of Aratana (“Merger Sub”), and Jeffrey Miles, as the stockholders’ representative. In connection with the consummation of the transactions contemplated by the Merger Agreement, Merger Sub merged with and into Vet Therapeutics, and Vet Therapeutics survived as a wholly-owned subsidiary of Aratana (the “Vet Merger”).

On January 6, 2014, Aratana acquired all of the outstanding shares of capital stock of Okapi Sciences NV (“Okapi”), pursuant to the terms of a Stock Purchase Agreement (the “Purchase Agreement”), dated January 6, 2014, by and among Aratana, Wildcat Acquisition BVBA, a wholly owned subsidiary of Aratana (“Buyer”), the holders of all of the outstanding capital stock of Okapi (collectively, the “Sellers”) and Thuja Capital Healthcare Fund BV, as the Sellers’ representative (the “Okapi Acquisition”).

The following unaudited pro forma consolidated financial information was prepared to give effect to the completed Vet Merger and the completed Okapi Acquisition. The unaudited pro forma consolidated balance sheet as of September 30, 2013 gives effect to the Vet Merger and the Okapi Acquisition as if each occurred on September 30, 2013. The unaudited pro forma consolidated statements of operations for the year ended December 31, 2012 and nine months ended September 30, 2013 give effect to the Vet Merger and the Okapi Acquisition as if each occurred on January 1, 2012. The unaudited pro forma consolidated financial statements are derived from the audited historical financial statements of Aratana, Vet Therapeutics and Okapi as of and for the year ended December 31, 2012, the audited historical financial statements of Vet Therapeutics as of and for the nine months ended September 30, 2013, and the unaudited historical financial statements of Aratana and Okapi as of and for the nine months ended September 30, 2013.

The unaudited pro forma consolidated financial information was prepared in accordance with the rules and regulations of the SEC and should not be considered indicative of the consolidated financial position or results of operations that would have occurred if the Vet Merger and the Okapi Acquisition had occurred on the dates indicated, nor are they indicative of the future consolidated financial position or results of operations of Aratana, Vet Therapeutics and Okapi following completion of the Vet Merger and the Okapi Acquisition. The unaudited pro forma consolidated financial information does not reflect the potential realization of cost savings, restructuring or other costs relating to the integration of Vet Therapeutics and Okapi. The historical consolidated financial statements of Aratana, Vet Therapeutics and Okapi have been adjusted in the unaudited pro forma consolidated financial information to give effect to pro forma events that are (1) directly attributable to the Vet Merger and the Okapi Acquisition (2) factually supportable, and (3) with respect to the unaudited pro forma statements of operations, expected to have a continuing impact on the consolidated results.

The unaudited pro forma consolidated financial information is based on the preliminary information available and management’s preliminary valuation of the fair value of tangible and intangible assets acquired and liabilities assumed. The finalization of the Company’s purchase accounting assessments may result in changes to the valuation of assets acquired and liabilities assumed, particularly in regards to indefinite and definite-lived intangible assets and deferred tax assets and liabilities, as well as the estimated fair value of purchase consideration transferred to the sellers of Vet Therapeutics or Okapi, which could be material. The Company will finalize the purchase price allocations as soon as practicable within the measurement period in accordance with Accounting Standards Codification Topic 805 “Business Combinations” (“ASC 805”), but in no event later than one year from October 15, 2013, the Vet Merger date, with respect to the Vet Merger, and January 6, 2014, the Okapi Acquisition date, with respect to the Okapi Acquisition.

The unaudited pro forma consolidated financial information should be read in conjunction with the accompanying notes hereto. In addition, the unaudited pro forma consolidated financial information was based on and should be read in conjunction with the following:

•

Aratana’s historical audited financial statements and related notes thereto as of and for the year ended December 31, 2012 contained in its Registration Statement on Form S-1 filed with the SEC on January 14, 2013;

•

Aratana’s historical unaudited financial statements and related notes thereto as of and for the nine months ended September 30, 2013 contained in its Quarterly Report on Form 10-Q filed with the SEC on November 14, 2013;

•

Vet Therapeutics’ historical audited financial statements and related notes thereto as of and for the year ended December 31, 2012 and as of and for the nine months ended September 30, 3013 filed as Exhibit 99.1 of Aratana’s Form 8-K/A filed with the SEC on December 23, 2013;

•	Okapi’s historical audited financial statements and related notes thereto as of and for the year ended December 31, 2012, which are attached to this Form 8-K/A as Exhibit 99.1; and

•	Okapi’s historical unaudited financial statements and related notes thereto as of and for the nine months ended September 30, 2013, which are attached to this Form 8-K/A as Exhibit 99.1.

ARATANA THERAPEUTICS, INC.

UNAUDITED PRO FORMA CONSOLIDATED BALANCE SHEET

As of September 30, 2013

(In thousands, except share and per share amounts)

	HISTORICAL			VET THERAPEUTICS PRO FORMA ADJUSTMENTS	NOTE 5	OKAPI PRO FORMA ADJUSTMENTS	NOTE 6	PRO FORMA CONSOLIDATED
	ARATANA	VET THERAPEUTICS	OKAPI
Assets
Current assets:
Cash and cash equivalents	$46,169	$2,170	$727	$(263)	(A)	$(13,910)	(A)	$34,893
Short-term marketable securities	6,137	—	—	—		—		6,137
Accounts receivable	—	92	72	—		—		164
Inventory	—	141	—	32	(B)	—		173
Prepaid expenses and other current assets	305	6	666	—		—		977

Total current assets	52,611	2,409	1,465	(231)		(13,910)		42,344
Property and equipment, net	21	76	233	—		—		330
Other long-term assets	36	3	18	—		—		57
Intangible assets, net	—	—	625	46,520	(C)	28,775	(B)	75,920
Goodwill	—	—	—	19,055	(D)	17,907	(C)	36,962

Total assets	$52,668	$2,488	$2,341	$65,344		$32,772		$155,613

Liabilities and Stockholders’ Equity (Deficit)
Current liabilities:
Accounts payable	$816	$22	$244	$—		$—		$1,082
Accrued expenses	1,658	804	248	361	(E)	909	(D)	3,980
Current portion loan payable	1,250	—	—	2,500	(F)	—		3,750
Convertible notes payable	—	2,300	2,714	(2,300)	(G)	(2,714)	(E)	—
Deferred income	800	—	—	—		—		800
Current portion deferred licensing revenue	—	1,920	211	(1,865)	(H)	—		266
Current portion contingent consideration	—	—	—	—		15,166	(F)	15,166
Other current liabilities	530	—	—	—		—		530

Total current liabilities	5,054	5,046	3,417	(1,304)		13,361		25,174
Loan payable	3,691	—	—	7,487	(F)	—		11,178
Notes payable	—	—	—	3,000	(J)	14,889	(G)	17,889
Deferred licensing revenue	—	480	542	(480)	(H)	—		542
Contingent consideration	—	—	—	3,810	(K)	—		3,810
Deferred tax liabilities, net	—	—	—	5,989	(I)	3,813	(H)	9,802
Other long-term liabilities	87	—	—	—		—		87

Total liabilities	8,832	5,526	3,959	18,502		32,063		68,882

Stockholders’ equity (deficit):
Common stock	21	—	84	2	(L)	(84)	(I)	23
Preferred stock	—	—	517	—		(517)	(I)	—
Additional paid-in capital	77,429	565	12,946	33,883	(L)	(12,946)	(I)	111,877
Deficit accumulated during the development stage	(33,614)	(3,603)	(15,165)	12,957	(L)	14,256	(I)	(25,169)

Total stockholders’ equity (deficit)	43,836	(3,038)	(1,618)	46,842		709		86,731

Total liabilities and stockholders’ equity (deficit)	$52,668	$2,488	$2,341	$65,344		$32,772		$155,613

The accompanying notes are an integral part of these unaudited pro forma consolidated financial statements.

ARATANA THERAPEUTICS, INC.

UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS

For the Nine Months Ended September 30, 2013

(In thousands, except share and per share amounts)

	HISTORICAL			VET THERAPEUTICS PRO FORMA ADJUSTMENTS	NOTE 5		OKAPI PRO FORMA ADJUSTMENTS	NOTE 6		PRO FORMA CONSOLIDATED
	ARATANA	VET THERAPEUTICS	OKAPI
Revenues:
Licensing revenue	$—	$1,440	$—	$—			$—			$1,440
Product sales	—	157	—	—			—			157

Total revenues	—	1,597	—	—			—			1,597

Costs and expenses:
Cost of product sales	—	137	—	—			—			137
Royalty expense	—	70	—	—			—			70
Research and development	7,817	1,350	1,200	—			54	(J	)	10,421
General and administrative	3,911	360	618	(257)	(M	)	24	(J	)	4,656
Depreciation of property and equipment	—	—	78	—			(78)	(J	)	—
Amortization of acquired intangible assets	—	—	117	1,367	(N	)	(117)	(K	)	1,367

Total costs and expenses	11,728	1,917	2,013	1,110			(117)			16,651

Loss from operations	(11,728)	(320)	(2,013)	(1,110)			117			(15,054)

Other income (expense):
Interest income	51	4	1	—			—			56
Interest expense	(182)	(87)	(116)	(483)	(O	)	(368)	(L	)	(1,236)
Other income	455	—	17	—			—			472
Other expense	—	—	(7)	—			—			(7)

Total other income (expense)	324	(83)	(105)	(483)			(368)			(715)

Loss before income taxes	(11,404)	(403)	(2,118)	(1,593)			(251)			(15,769)
Income tax benefit	—	—	—	5,092	(P)		804	(M	)	5,896

Net loss	$(11,404)	$(403)	$(2,118)	$3,499			$553			$(9,873)

Net loss per share, basic and diluted	$(1.50)									$(1.00)

Weighted average shares outstanding, basic and diluted	7,601,388			1,859,375	(Q	)				9,460,763

The accompanying notes are an integral part of these unaudited pro forma consolidated financial statements.

ARATANA THERAPEUTICS, INC.

UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS

For the Year Ended December 31, 2012

(In thousands, except share and per share amounts)

	HISTORICAL			VET THERAPEUTICS PRO FORMA ADJUSTMENTS	NOTE 5		OKAPI PRO FORMA ADJUSTMENTS	NOTE 6		PRO FORMA CONSOLIDATED
	ARATANA	VET THERAPEUTICS	OKAPI
Revenues:
Licensing revenue	$—	$160	$13	$—			$—			$173

Costs and expenses:
Cost of product sales	—	—	10	—			—			10
Research and development	7,291	993	2,368	—			76	(J	)	10,728
General and administrative	2,987	167	658	—			29	(J	)	3,841
In-process research and development	1,500	—	—	—			—			1,500
Depreciation of property and equipment	—	—	105	—			(105)	(J	)	—
Amortization of acquired intangible assets	—	—	179	1,822	(N	)	(179)	(K	)	1,822

Total operating expenses	11,778	1,160	3,320	1,822			(179)			17,901

Loss from operations	(11,778)	(1,000)	(3,307)	(1,822)			179			(17,728)

Other income (expense):
Interest income	21	1	10	—			—			32
Interest expense	—	(115)	(8)	(645)	(O	)	(982)	(L	)	(1,750)
Other income	121	—	46	—			—			167
Other expense	—	—	(8)	—			—			(8)

Total other income (expense)	142	(114)	40	(645)			(982)			(1,559)

Loss before income taxes	(11,636)	(1,114)	(3,267)	(2,467)			(803)			(19,287)
Income tax benefit	—	—	—	5,782	(P	)	1,384	(M	)	7,166

Net loss	(11,636)	(1,114)	(3,267)	3,315			581			(12,121)
Unaccreted dividends on convertible preferred stock	(2,035)	—	—	—			—			(2,035)

Net loss attributable to common stockholders	$(13,671)	$(1,114)	$(3,267)	$3,315			$581			$(14,156)

Net loss per share attributable to common stockholders, basic and diluted	$(34.53)									$(6.28)

Weighted average shares outstanding, basic and diluted	395,918			1,859,375	(Q	)				2,255,293

The accompanying notes are an integral part of these unaudited pro forma consolidated financial statements.

ARATANA THERAPEUTICS, INC.

Notes to Unaudited Pro Forma Consolidated Financial Information

(In thousands, except per share amounts)

1. Description of Transactions

Acquisition of Vet Therapeutics, Inc.

On October 15, 2013, Aratana (the “Company”) acquired Vet Therapeutics, Inc. (“Vet Therapeutics”) pursuant to the terms of an Agreement and Plan of Merger (the “Merger Agreement”), dated October 13, 2013, by and among Vet Therapeutics, Aratana, Jayhawk Acquisition Corporation, a wholly owned subsidiary of Aratana (“Merger Sub”), and Jeffrey Miles, as the stockholders’ representative. In connection with the consummation of the transactions contemplated by the Merger Agreement, Merger Sub merged with and into Vet Therapeutics, and Vet Therapeutics survived as a wholly-owned subsidiary of Aratana (the “Vet Merger”).

Under the terms of the Merger Agreement, Aratana agreed to pay to the former shareholders of Vet Therapeutics common stock aggregate merger consideration, subject to post-closing working capital adjustments, of (i) $30,000 in cash (the “Vet Cash Consideration”), (ii) 625,000 shares (the “the Merger Shares”) of Aratana’s common stock, fair value of $14,700, and (iii) a promissory note in the principal amount of $3,000 with a maturity date of December 31, 2014. The Company funded cash consideration with the proceeds from a $19,750 private placement of its common stock, $10,000 in borrowings from its amended credit facility and available cash on hand. The promissory note bears interest at a rate of 7% per annum, payable quarterly in arrears, and is subject to prepayment in the event of specified future equity financings by Aratana. Aratana also agreed to pay up to $5,000 in contingent cash consideration in connection with the achievement of certain regulatory and manufacturing milestones for Vet Therapeutics’ B-cell lymphoma product.

The Vet Merger has been accounted for under the purchase method of accounting in accordance with applicable accounting guidance on business combinations. The total estimated purchase price, calculated as described below, was allocated to the net tangible assets and intangible assets of Vet Therapeutics acquired in connection with the Vet Merger based on their estimated fair values as of the completion of the Vet Merger, and the excess was allocated to goodwill. The process for measuring the fair value of Vet Therapeutics identifiable intangible assets, liabilities and certain tangible assets requires the use of significant assumptions, including estimates of future cash flows and appropriate discount rates.

The fair value of Vet Therapeutics assets acquired and liabilities assumed, as reflected in the unaudited pro forma consolidated financial information, was measured in accordance with Accounting Standards Codification Topic 820 “Fair Value Measurement and Disclosure” (“ASC 820”), which establishes the framework for measuring fair values. ASC 820 defines fair value as the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date (an exit price). Market participants are buyers and sellers in the principal (most advantageous) market for the asset or liability. Additionally, under ASC 820, fair value measurements for an asset assume the highest and best use of that asset by market participants.

Acquisition of Okapi Sciences N.V.

On January 6, 2014, Aratana acquired all of the outstanding shares of capital stock of Okapi Sciences N.V. (“Okapi”) pursuant to the terms of a Stock Purchase Agreement (the “Purchase Agreement”), dated January 6, 2014, by and among Aratana, Wildcat Acquisition BVBA, a wholly owned subsidiary of Aratana, the holders of all of the outstanding capital stock of Okapi (collectively, the “Sellers”) and Thuja Capital Healthcare Fund BV, as the Sellers’ representative (the “Okapi Acquisition”).

ARATANA THERAPEUTICS, INC.

Notes to Unaudited Pro Forma Consolidated Financial Information

(In thousands, except per share amounts)

Under the terms of the Purchase Agreement, in consideration for all of the outstanding capital stock of Okapi, Aratana (i) paid €10,277 in cash (the “Okapi Cash Consideration”) at the closing, subject to a post-closing working capital adjustment, (ii) issued a promissory note, which was guaranteed by Aratana, in the principal amount of €11,000, which bears interest at a rate of 7% per annum, payable quarterly in arrears, with a maturity date of December 31, 2014, subject to mandatory prepayment in the event of a specified future equity financing by Aratana, and (iii) agreed to pay an additional $16,308 on or prior to April 7, 2014, subject to mandatory prepayment in cash in the event of a specified future equity financing, provided that if not paid in cash by April 7, 2014, payment shall be made in the form of shares of Aratana common stock based on the average closing price of Aratana’s common stock during the 10-trading day period ending April 4, 2014, subject to a maximum of 1,060,740 shares and a minimum of 707,160 shares. Pursuant to the terms of the Purchase Agreement, Aratana agreed to file a registration statement with the SEC to register for resale any shares of common stock issued as described in (iii) above.

The Okapi Acquisition has been accounted for under the purchase method of accounting in accordance with applicable accounting guidance on business combinations. The total estimated purchase price, calculated as described below, was allocated to the net tangible assets and intangible assets of Okapi acquired in connection with the Okapi Acquisition based on their estimated fair values as of the completion of the Okapi Acquisition, and the excess was allocated to goodwill. The process for measuring the fair value of Okapi’s identifiable intangible assets, liabilities and certain tangible assets requires the use of significant assumptions, including estimates of future cash flows and appropriate discount rates.

The fair value of Okapi’s assets acquired and liabilities assumed, as reflected in the unaudited pro forma consolidated financial information, was measured in accordance with ASC 820, which establishes the framework for measuring fair values. ASC 820 defines fair value as the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date (an exit price). Market participants are buyers and sellers in the principal (most advantageous) market for the asset or liability. Additionally, under ASC 820, fair value measurements for an asset assume the highest and best use of that asset by market participants.

2. Basis of Unaudited Pro Forma Presentation

The unaudited pro forma consolidated financial statements were prepared in accordance with accounting principles generally accepted in the United States of America and pursuant to the rules and regulations of the SEC, and present the pro forma results of operations of the combined companies based upon the historical financial statements of Aratana, Vet Therapeutics and Okapi. The unaudited pro forma consolidated balance sheet as of September 30, 2013 gives effect to the Vet Merger and the Okapi Acquisition as if each occurred on September 30, 2013. The unaudited pro forma consolidated statements of operations for the year ended December 31, 2012 and nine months ended September 30, 2013 give effect to the Vet Merger and the Okapi Acquisition as if each occurred on January 1, 2012. The historical consolidated financial statements have been adjusted in the unaudited pro forma consolidated financial statements to give effect to pro forma events that are (1) directly attributable to the Vet Merger and the Okapi Acquisition, (2) factually supportable, and (3) with respect to the unaudited pro forma statements of operations, expected to have a continuing impact on the consolidated results.

The Euro-denominated historical statements of operations of Okapi for the nine months ended September 30, 2013 and for the year ended December 31, 2012 have been converted into U.S. dollars using exchange rates of $1.3170 = €1.00 and $1.2857 = €1.00, respectively, which represent the average U.S. dollar to Euro exchange rate for each of the respective periods. The Euro-denominated historical balance sheet of Okapi as of September 30, 2013 has been converted into U.S. dollars using an exchange rate of $1.3535 = €1.00, which represents the U.S. dollar to Euro exchange rate on September 30, 2013.

The unaudited pro forma consolidated financial statements are presented for illustrative purposes only and are not necessarily indicative of the operating results that would have been achieved had the Vet Merger and the Okapi Acquisition occurred as of the dates indicated above or the results that may be attained in the future.

ARATANA THERAPEUTICS, INC.

Notes to Unaudited Pro Forma Consolidated Financial Information

(In thousands, except per share amounts)

3. Preliminary Purchase Prices

Vet Merger

The Vet Merger-date fair value of the consideration transferred to the sellers of Vet Therapeutics, less cash acquired, was $49,340, which consisted of the following:

Fair value of consideration transferred:

Vet Cash Consideration	$30,000
Fair value of Merger Shares	14,700
Fair value of promissory note	3,000
Fair value of contingent consideration	3,810

Fair value of total consideration	51,510
Less cash acquired	(2,170)

Total consideration transferred, net of cash acquired	$49,340

Vet Cash Consideration: The Company partially funded the Vet Cash Consideration from the proceeds from a $19,750 private placement of its common stock and from $10,000 in borrowings from its amended credit facility, both of which are described more fully below.

Private Placement: On October 13, 2013, the Company entered into a share purchase agreement with various accredited investors, pursuant to which Aratana agreed to sell an aggregate of 1,234,375 shares (the “Private Placement Shares”) of its common stock for an aggregate purchase price of $19,750, or $16.00 per share (the “Private Placement”). Under the terms of the share purchase agreement, as amended October 22, 2013, the Private Placement Shares are not required to be registered for resale.

Amendment to Loan and Security Agreement: In March 2013, the Company entered into a loan and security agreement (the “Credit Facility”) with Square 1 Bank as lender. On October 11, 2013, Aratana entered into an amendment to the Credit Facility, which, among other things, increased the amount that remains available for Aratana to draw by an additional $5,000, to a total of $10,000. Simultaneously with the closing of the Credit Facility amendment on October 11, 2013, Aratana borrowed an additional $10,000 available under the amended Credit Facility. Pursuant to the terms of the Credit Facility amendment, upon consummation of the Vet Merger, Vet Therapeutics became a co-borrower under the credit facility and granted a security interest in substantially all of its assets to Square 1 Bank.

Fair Value of Merger Shares: Under the terms of the Vet Merger Agreement, the Company agreed to transfer 625,000 unregistered shares of its common stock without registration rights to the sellers of Vet Therapeutics. On October 15, 2013, the closing date of the Vet Merger, the fair market value of Aratana’s publicly traded common stock was $27.67 per share. In order to determine the fair value of consideration transferred to Vet Therapeutics shareholders related to the Merger Shares, the Company applied a discount for the lack of marketability of 15% to the Company’s closing stock price on the closing date of the Vet Merger to account for the lack of access to an active public market for these shares. The analysis resulted in aggregate purchase consideration related to the Merger Shares of $14,700.

ARATANA THERAPEUTICS, INC.

Notes to Unaudited Pro Forma Consolidated Financial Information

(In thousands, except per share amounts)

Fair Value of Contingent Consideration: Under the terms of the Merger Agreement, the Company agreed to pay up to $5,000 in contingent cash consideration in connection with the achievement of certain regulatory and manufacturing milestones for Vet Therapeutics’ B-cell lymphoma product. This contingent consideration is recorded as a liability and measured at fair value using a discounted cash flow model utilizing significant unobservable inputs, including the probability of achieving each of the potential milestones and an estimated discount rate commensurate with the risks of the expected cash flows attributable to the milestones. The analysis resulted in aggregate contingent purchase consideration of $3,810. Significant increases or decreases in any of the probabilities of success would result in a significantly higher or lower fair value, respectively, and commensurate changes to this liability. The fair value of contingent consideration and the associated liability will be adjusted to fair value at each reporting date until actual settlement occurs, with the changes in fair value reflected in earnings.

Okapi Acquisition

The Okapi Acquisition-date fair value of the consideration transferred to the sellers of Okapi, less cash acquired, was $43,238, which consisted of the following:

Fair value of consideration transferred:

Okapi Cash Consideration	$13,910
Fair value of promissory note	14,889
Fair value of contingent consideration	15,166

Fair value of total consideration	43,965
Less cash acquired	(727)

Total consideration transferred, net of cash acquired	$43,238

Okapi Cash Consideration: The Company funded the Okapi Cash Consideration from cash on hand.

Fair Value of Contingent Consideration: Under the terms of the Purchase Agreement, Aratana agreed to pay up to $16,308 on or prior to April 7, 2014, subject to mandatory prepayment in cash in the event of a specified future equity financing, provided that if not paid in cash by April 7, 2014, payment shall be made in the form of shares of Aratana common stock based on the average closing price of Aratana’s common stock during the 10-trading day period ending April 4, 2014, subject to a maximum of 1,060,740 shares and a minimum of 707,160 shares. Contingent consideration is recorded as a liability and measured at fair value using a probability-weighted model utilizing significant observable and unobservable inputs, including the volatility in the market price of the Company’s common stock, the expected probability of settling the contingent consideration in either cash or shares, and an estimated discount rate commensurate with the risks of these outcomes. This analysis resulted in a preliminary estimated fair value of contingent consideration of $15,166. This estimate is preliminary, subject to finalization of the Company’s determination of the fair value of the contingent consideration liability as of the closing date. Significant increases or decreases in any of the probabilities of the method of settlement or estimated stock price volatility would result in a significantly higher or lower fair value, respectively, and commensurate changes to this liability. The fair value of contingent consideration and the associated liability will be adjusted to fair value at each reporting date until actual settlement occurs, with the changes in fair value reflected in earnings.

ARATANA THERAPEUTICS, INC.

Notes to Unaudited Pro Forma Consolidated Financial Information

(In thousands, except per share amounts)

4. Preliminary Purchase Price Allocations

Vet Therapeutics

The following table summarizes the preliminary estimated fair values of tangible and intangible assets acquired and liabilities assumed as of the date of Vet Merger:

Accounts receivable	$92
Inventory	173
Other current assets	6
Property, plant and equipment	76
Other long-term assets	3
Identifiable intangible assets	46,520
Accounts payable and accrued expenses	(441)
Deferred revenue	(55)
Deferred tax liabilities, net	(16,089)

Total identifiable net assets	30,285

Goodwill	19,055

Total net assets acquired	$49,340

The following table sets forth the components of the identifiable intangible assets acquired by drug program and their estimated useful lives as of the date of Vet Merger:

	FAIR VALUE	USEFUL LIFE
Antibody for B-cell lymphoma (now referred to as AT-004)	$36,440	20 years
Antibody for T-cell lymphoma (now referred to as AT-005)	10,080	20 years

Total intangible assets subject to amortization	$46,520

The purchase price allocation has been prepared on a preliminary basis and is subject to change as additional information becomes available concerning the fair value of the assets acquired and liabilities assumed and of the deferred tax assets and liabilities.

ARATANA THERAPEUTICS, INC.

Notes to Unaudited Pro Forma Consolidated Financial Information

(In thousands, except per share amounts)

Any adjustments to the purchase price allocation will be made as soon as practicable but no later than one year from October 15, 2013, the Vet Merger date. With the exception of inventory and deferred revenue, the fair values of tangible assets acquired and liabilities assumed of Vet Therapeutics approximate their carrying value as of the Vet Merger date.

The identifiable intangible assets recognized by the Company as a result of the Vet Merger relate to Vet Therapeutics’ technology and consist primarily of its intellectual property related to Vet Therapeutics’ B-cell and T-cell antibodies and the estimated net present value of future cash flows from commercial agreements related to the B-cell technology.

The Vet Therapeutics B-cell technology, which is now referred to as AT-004, was valued using the discounted cash flow method, a form of the income approach, which incorporates the estimated royalty income and milestone payments to be generated from this technology. The estimated cash flows are then discounted to present value. Accordingly, the primary components of this method consist of the determination of cash flows, the probability of achieving and the anticipated timing of the milestone payments, and an appropriate rate of return.

The Vet Therapeutics T-cell technology, which was considered in-process research and development (“IPR&D”) as of the acquisition date and is now referred to as AT-005, was valued using a multi-period excess earnings method, a form of the income approach, which incorporates the estimated future cash flows to be generated from this technology. Excess earnings are the earnings remaining after deducting the market rates of return on the estimated values of contributory assets, including debt-free net working capital, tangible assets, and intangible assets. The excess earnings are thereby calculated for each year of a multi-year projection period and discounted to present value. Accordingly, the primary components of this method consist of the determination of excess earnings and an appropriate rate of return.

For the B-cell technology, the Company will recognize straight-line amortization expense over the estimated useful life of the asset. The Company will not amortize the asset related to the T-cell technology until commercialization has been achieved.

Preliminary estimated amortization expense related to the B-cell technology, based upon the Company’s acquired intangible asset as of September 30, 2013, is as follows:

YEAR ENDING DECEMBER 31,
Remaining 2013	$456
2014	1,822
2015	1,822
2016	1,822
2017	1,822
Thereafter	28,696

Total	$36,440

The preliminary valuation analysis conducted by Aratana determined that the aggregate fair value of identifiable assets acquired less the aggregate fair value of identifiable liabilities assumed by the Company was less than the purchase price. As the purchase price exceeded the fair value of assets and liabilities acquired or assumed, goodwill was recognized. Goodwill is calculated as the difference between the Vet Merger-date fair value of the consideration transferred and the fair values of the assets acquired and liabilities assumed. The goodwill is not expected to be deductible for income tax purposes. Goodwill is recorded as an indefinite-lived asset and is not amortized but tested for impairment on an annual basis or when indications of impairment exist.

ARATANA THERAPEUTICS, INC.

Notes to Unaudited Pro Forma Consolidated Financial Information

(In thousands, except per share amounts)

Okapi

The following table summarizes the preliminary estimated fair values of tangible and intangible assets acquired and liabilities assumed as of the date of the Okapi Acquisition:

Accounts receivable	$72
Prepaid expenses and other current assets	666
Property and equipment	233
Other long-term assets	18
Identifiable intangible assets	29,400
Accounts payable and accrued expenses	(492)
Deferred revenue	(753)
Deferred tax liabilities, net	(3,813)
Total identifiable net assets	25,331

Goodwill	17,907

Total net assets acquired	$43,238

The following table sets forth the components of the identifiable intangible assets acquired by drug program and their estimated useful lives as of the date of the Okapi Acquisition:

	FAIR VALUE	USEFUL LIFE
Oftalvir	$3,400	13 years
Felivir	13,500	15 years
Canilox	5,300	13 years
Parvo	7,200	14 years

Total intangible assets subject to amortization	$29,400

ARATANA THERAPEUTICS, INC.

Notes to Unaudited Pro Forma Consolidated Financial Information

(In thousands, except per share amounts)

The purchase price allocation has been prepared on a preliminary basis and is subject to change as additional information becomes available concerning the fair value of the assets acquired and liabilities assumed and of the deferred tax assets and liabilities. Any adjustments to the purchase price allocation will be made as soon as practicable but no later than one year from January 6, 2014, the Okapi Acquisition date. With the exception of intangible assets, the fair values of assets acquired and liabilities assumed of Okapi approximate their carrying value as of the Okapi Acquisition date.

The identifiable intangible assets recognized by the Company as a result of the Okapi Acquisition relate to Okapi’s technology and consist primarily of its intellectual property related to Okapi’s Oftalvir, Felivir, Canilox and Parvo programs and the estimated net present value of future cash flows from commercial agreements related to the Oftalvir program.

All Okapi programs, which were considered IPR&D as of the acquisition date, were valued using a multi-period excess earnings method, a form of the income approach, which incorporates the estimated future cash flows to be generated from this technology. Excess earnings are the earnings remaining after deducting the market rates of return on the estimated values of contributory assets, including debt-free net working capital, tangible, and intangible assets. The excess earnings are thereby calculated for each year of a multi-year projection period and discounted to present value. Accordingly, the primary components of this method consist of the determination of excess earnings and an appropriate rate of return.

The Company will not amortize the intangible assets related to the Okapi programs until commercialization of each program has been achieved.

The preliminary valuation analysis conducted by Aratana determined that the aggregate fair value of identifiable assets acquired less the aggregate fair value of identifiable liabilities assumed by the Company was less than the purchase price. As the purchase price exceeds the fair value of assets and liabilities acquired or assumed, goodwill was recognized. Goodwill is calculated as the difference between the Okapi Acquisition-date fair value of the consideration transferred and the fair values of the assets acquired and liabilities assumed. The goodwill is not expected to be deductible for income tax purposes. Goodwill is recorded as an indefinite-lived asset and is not amortized but tested for impairment on an annual basis or when indications of impairment exist.

5. Vet Therapeutics Pro Forma Adjustments

The following pro forma adjustments are included in the Company’s unaudited pro forma consolidated financial information related to the Vet Merger:

Unaudited Pro Forma Consolidated Balance Sheet

Adjustments to the unaudited pro forma consolidated balance sheet as of September 30, 2013 were as follows:

(A)	Cash—The Company recorded adjustments related to (i) $19,750 received from the Private Placement, (ii) $9,987 received from additional borrowing under the amended Credit Facility, excluding fees paid to the lender of $13, and (iii) Cash Consideration of $30,000 paid to former Vet Therapeutics shareholders.

(B)	Inventory—The Company recorded an adjustment to reflect a net increase of $32 to record acquired inventory at fair market value.

(C)	Intangible assets, net—The Company recorded an adjustment to reflect acquired identifiable intangible assets of $46,520, which consist primarily of intellectual property related to Vet Therapeutics’ B-cell and T-cell antibodies.

(D)	Goodwill—The Company recorded $19,005 of goodwill, representing the excess of the aggregate purchase consideration transferred as of the acquisition date over the preliminary fair values of recorded tangible and intangible asset acquired and liabilities assumed in the Vet Merger. The amount of goodwill actually to be recorded in connection with the acquisition is subject to change once the Company’s valuation of the fair value of tangible and intangible assets acquired and liabilities assumed is completed.

ARATANA THERAPEUTICS, INC.

Notes to Unaudited Pro Forma Consolidated Financial Information

(In thousands, except per share amounts)

(E)	Accrued expenses—The Company recorded an adjustment to reflect a $746 liability for transaction costs, including advisory, legal and accounting expenses, incurred as a result of the Vet Merger.

The Company recorded an adjustment to reflect a reduction of $385 related to the forgiveness of the accrued interest payable on the convertible notes outstanding prior to the close of the Vet Merger, which was recorded as a capital contribution in the financial statements of Vet Therapeutics as it was a transaction among Vet Therapeutics shareholders.

(F)	Current portion loan payable and Loan payable—The Company recorded an adjustment to reflect a current debt liability of $2,500 related to payments due over the next twelve months under the amended Credit Facility entered into concurrently with the Merger Agreement. The remaining $7,500 outstanding principal balance of the Credit Facility was reduced to $7,487 by $13 of debt discount and was recorded as a long-term debt liability.

(G)	Convertible notes payable—The Company recorded an adjustment to reflect a reduction of $2,300 in convertible notes payable in the financial statements of Vet Therapeutics related to the conversion of the convertible notes payable into Vet Therapeutics Series A preferred stock prior to close of the Vet Merger.

(H)	Current portion deferred licensing revenue and Deferred licensing revenue—The Company recorded an adjustment to adjust the carrying value of the deferred licensing revenue to its fair value of $55, which represents the estimated cost of the remaining effort.

(I)	Deferred taxes—The Company recorded an adjustment to reflect a net deferred tax liability of $16,089 due to the book and tax basis differences of the assets acquired and liabilities assumed using an estimated blended U.S. federal and state tax rate of 38.0%.

The basis differences in acquired assets and liabilities result in positive sources of income in the future. As such, the Vet Merger impacted the Company’s assessment of its valuation allowance against deferred tax assets, resulting in the release of its valuation allowance of $10,100 as of the Vet Merger date. As a result, the Company recorded an adjustment of $10,100 to deferred tax assets and accumulated deficit. The deferred tax liability of $16,089 is offset by deferred tax assets of $10,100 being recognized as a result of the release of the valuation allowance.

(J)	Notes payable—The Company recorded an adjustment to reflect a $3,000 liability related to the promissory note given to former Vet Therapeutics shareholders. The Company determined that the fair value of the note approximated carrying value.

(K)	Contingent consideration—The Company recorded an adjustment to reflect a $3,810 liability related to the fair value of the contingent consideration at the acquisition date tied to the achievement of certain regulatory and manufacturing milestones for Vet Therapeutics’ B-cell lymphoma product.

ARATANA THERAPEUTICS, INC.

Notes to Unaudited Pro Forma Consolidated Financial Information

(In thousands, except per share amounts)

(L)	Common stock, Additional paid-in capital, Deficit accumulated during the development stage—The Company recorded an adjustment of $353 to eliminate Vet Therapeutics’ historical shareholders equity, which included the adjustments to Vet Therapeutics historical equity related to (i) the conversion of outstanding convertible notes and (ii) the forgiveness of accrued interest on the convertible notes, as follows:

Adjustment to eliminate Vet Therapeutics additional paid-in capital:
Historical Vet Therapeutics additional paid-in capital	$565
Adjustment related to conversion of Vet Therapeutics convertible notes prior to the Vet Merger	2,300
Adjustment related to forgiveness of interest on Vet Therapeutics convertible notes	385
Total Vet Therapeutics additional paid-in capital before elimination	3,250
Pro forma adjustment to eliminate Vet Therapeutics additional paid-in capital	(3,250)

Total Vet Therapeutics additional paid-in capital after elimination	$—
Adjustment to eliminate Vet Therapeutics accumulated deficit:
Historical Vet Therapeutics accumulated deficit	$(3,603)
Pro forma adjustment to eliminate Vet Therapeutics accumulated deficit	3,603
Total Vet Therapeutics accumulated deficit after elimination	$—
Total pro forma adjustments to eliminate Vet Therapeutics stockholders’ deficit	$353

The Company recorded an adjustment to reflect a $746 increase in accumulated deficit for transaction costs, including advisory, legal and accounting expenses, incurred as a result of the Vet Merger.

The Company recorded an adjustment to reflect a $10,100 decrease to accumulated deficit related to the release of its deferred tax asset valuation allowance as a result of the book and tax basis differences in the assets acquired and liabilities assumed in connection with the Vet Merger.

The Company recorded adjustments to reflect the issuance of 625,000 Merger Shares, $.001 par value, issued in conjunction with the Vet Merger and the issuance of 1,234,375 shares of common stock, $.001 par value, issued in the Private Placement that occurred concurrently with the Vet Merger. The Company recorded adjustments of $14,699 and $19,749, respectively, to additional paid-in capital related to these issuances.

ARATANA THERAPEUTICS, INC.

Notes to Unaudited Pro Forma Consolidated Financial Information

(In thousands, except per share amounts)

Unaudited Pro Forma Consolidated Statements of Operations

Adjustments to the unaudited pro forma consolidated statements of operations for the nine months ended September 30, 2013 and year ended December 31, 2012, respectively, were as follows:

(M)	General and administrative—The Company recorded an adjustment to reflect a reduction $257 to general and administrative expense for the nine months ended September 30, 2013 to eliminate the advisory, legal and accounting expenses incurred as a result of the Vet Merger, which are not expected to have a continuing impact on results of operations.

(N)	Amortization of acquired intangible assets—The Company recorded adjustments of $1,367 and $1,822 for the nine months ended September 30, 2013 and the year ended December 31, 2012, respectively, to reflect the amortization of intangible assets acquired in the Vet Merger.

(O)	Interest expense—The Company recorded adjustments of $412 and $550 for the nine months ended September 30, 2013 and the year ended December 31, 2012, respectively, to reflect the interest expense on the outstanding principal balance under the Credit Facility and the amortization of the debt discount associated with the Credit Facility. The Credit Facility bears interest at a rate of the greater of (i) 2.25% plus the prime rate or (ii) 5.5%. To calculate the interest expense above, the Company assumed an interest rate of 5.5%, which was the interest rate applicable to the Credit Facility on the Vet Merger date. A 1/8th percent increase in this rate would result in an increase to the above noted interest expense by approximately $9 and $13 for the nine months ended September 30, 2013 and the year ended December 31, 2012, respectively.

The Company recorded adjustments of $158 and $210 for the nine months ended September 30, 2013 and the year ended December 31, 2012, respectively, to reflect the interest expense associated with the promissory note issued to former Vet Therapeutics shareholders in conjunction with the Vet Merger. The promissory note bears interest at a rate of 7%, which the Company used to calculate the interest expense above.

The Company recorded adjustments to reflect reductions of expense of $87 and $115 for the nine months ended September 30, 2013 and the year ended December 31, 2012, respectively, to eliminate interest expense related to outstanding Vet Therapeutics convertible notes payable that were converted into Vet Therapeutics Series A preferred stock prior to close of the Vet Merger.

(P)	Income tax benefit—The Company recorded adjustments of $605 and $937 for the nine months ended September 30, 2013 and the year ended December 31, 2012, respectively, to reflect the tax impact of the pro forma adjustments above using an estimated blended U.S. federal and state tax rate of 38.0%.

The basis differences in acquired assets and liabilities result in positive sources of income in the future for Vet Therapeutics. As a result, the Company recorded adjustments of $153 and $423 to reflect the income tax benefit resulting from Vet Therapeutics’ historical pre-tax losses for the nine months ended September 30, 2013 and the year ended December 31, 2012, respectively, using an estimated blended U.S. federal and state tax rate of 38.0%.

As a result of Aratana’s release of the valuation allowance recorded against its deferred tax assets, the Company recorded adjustments of $4,334 and $4,422 to reflect the income tax benefit resulting from Aratana’s historical pre-tax losses for the nine months ended September 30, 2013 and the year ended December 31, 2012, respectively, using an estimated blended U.S. federal and state tax rate of 38.0%.

(Q)	Weighted average shares outstanding basic and diluted—The weighted average shares outstanding used to compute basic and diluted net loss per share for the nine months ended September 30, 2013 and the year ended December 31, 2012 have been adjusted to give effect to the issuance of 625,000 Merger Shares and 1,234,375 Private Placement Shares as if such issuances had occurred on January 1, 2012.

ARATANA THERAPEUTICS, INC.

Notes to Unaudited Pro Forma Consolidated Financial Information

(In thousands, except per share amounts)

The above pro forma consolidated statements of operations for the nine months ended September 30, 2013 and for the year ended December 31, 2012 do not include adjustments related to (i) $746 of transaction costs incurred by the Company subsequent to September 30, 2013, (ii) an increase to costs of goods sold of $32 related to the fair value adjustment to Vet Therapeutics’ inventory acquired as part of the Vet Merger, or (iii) the release of Aratana’s valuation allowance of $3,812 as of January 1, 2012, as a result of the Vet Merger. These adjustments are considered non-recurring in nature and have been excluded from the adjustments above.

6. Okapi Pro Forma Adjustments

The following pro forma adjustments are included in the Company’s unaudited pro forma consolidated financial information related to the Okapi Acquisition:

Unaudited Pro Forma Consolidated Balance Sheet

Adjustments to the unaudited pro forma consolidated balance sheet as of September 30, 2013 were as follows:

(A)	Cash—The Company recorded an adjustment related to Okapi Cash Consideration of $13,910 paid to former Okapi shareholders. The Euro-denominated Okapi Cash Consideration payment of €10,277 has been converted into U.S. dollars using an exchange rate of $1.3535 = €1.00, which represents the U.S. dollar to Euro exchange rate on September 30, 2013.

(B)	Intangible assets, net—The Company recorded an adjustment to reflect acquired identifiable intangible assets of $29,400, which consist primarily of intellectual property related to Okapi’s Oftalvir, Felivir, Canilox and Parvo programs.

The Company recorded an adjustment of $625 to eliminate the historical carrying value of Okapi’s intangible assets.

(C)	Goodwill––The Company recorded $17,907 of goodwill, representing the excess of the aggregate purchase consideration transferred as of the acquisition date over the preliminary fair values of recorded tangible and intangible asset acquired and liabilities assumed in the Okapi Acquisition. The amount of goodwill actually to be recorded in connection with the acquisition is subject to change once the Company’s valuation of the fair values of contingent purchase consideration and of tangible and intangible assets acquired and liabilities assumed is completed.

(D)	Accrued expenses—The Company recorded an adjustment to reflect a $909 liability for transaction costs, including advisory, legal and accounting expenses, incurred as a result of the Okapi Acquisition.

(E)	Convertible notes payable—The Company recorded an adjustment to reflect a reduction of $2,714 in convertible notes payable in the financial statements of Okapi related to the conversion of the convertible notes payable into Okapi Series A preferred stock prior to close of the Okapi Acquisition.

(F)	Contingent consideration—The Company recorded an adjustment to reflect a $15,166 liability related to the preliminary fair value of the contingent consideration agreed to by Aratana in connection with the Okapi Acquisition.

(G)	Notes payable—The Company recorded an adjustment to reflect a $14,889 liability related to the promissory note given to former Okapi shareholders. The Company determined that the fair value of the note approximated its carrying value. The Euro-denominated promissory note of €11,000 has been converted into U.S. dollars using an exchange rate of $1.3535 = €1.00, which represents the U.S. dollar to Euro exchange rate on September 30, 2013.

(H)	Deferred taxes—The Company recorded an adjustment to reflect a net deferred tax liability of $3,813 due to the book and tax basis differences of the assets acquired and liabilities assumed using the Belgian statutory federal tax rate of 33.99%.

ARATANA THERAPEUTICS, INC.

Notes to Unaudited Pro Forma Consolidated Financial Information

(In thousands, except per share amounts)

(I)	Common stock, Preferred stock, Additional paid-in capital, Deficit accumulated during the development stage—The Company recorded an adjustment of $1,096 to eliminate Okapi’s historical shareholders’ deficit, which included the adjustments to Okapi historical equity related to the conversion of outstanding convertible notes into shares of Okapi Series A preferred stock immediately prior to the Okapi Acquisition as follows:

Adjustment to eliminate Okapi preferred stock:
Historical Okapi preferred stock	$517
Adjustment related to conversion of Okapi convertible notes payable	2,714

3,231
Pro forma adjustment to eliminate Okapi preferred stock	(3,231)
Adjustments to eliminate remaining Okapi stockholders’ deficit:
Pro forma adjustment to eliminate Okapi common stock	(84)
Pro forma adjustment to eliminate Okapi additional paid-in capital	(12,946)
Pro forma adjustment to eliminate Okapi deficit accumulated during the development stage	15,165

Total pro forma adjustments to eliminate Okapi stockholders’ deficit	$(1,096)

The Company recorded an adjustment to reflect a $909 increase in accumulated deficit for transaction costs, including advisory, legal and accounting expenses, incurred as a result of the Okapi Acquisition.

Unaudited Pro Forma Consolidated Statements of Operations

Adjustments to the unaudited pro forma consolidated statements of operations for the nine months ended September 30, 2013 and year ended December 31, 2012, respectively, were as follows:

(J)	Conforming adjustments—The Company recorded a decrease of $78 to depreciation expense and increases of $54 and $24 to research and development expense and general and administrative expense, respectively, during the nine months ended September 30, 2013 to conform the presentation of depreciation expense in the unaudited pro forma statement to be consistent with the Company’s presentation, which allocates depreciation expense to its to functional areas.

The Company recorded a decrease of $105 to depreciation expense and increases of $76 and $29 to research and development expense and general and administrative expense, respectively, during the year ended December 31, 2012 to conform the presentation of depreciation expense in the unaudited pro forma statement to be consistent with the Company’s presentation, which allocates depreciation expense to its functional areas.

ARATANA THERAPEUTICS, INC.

Notes to Unaudited Pro Forma Consolidated Financial Information

(In thousands, except per share amounts)

(K)	Amortization of acquired intangible assets—The Company recorded adjustments of $117 and $179 to reduce amortization expense for the nine months ended September 30, 2013 and the year ended December 31, 2012, respectively, to eliminate the historical amortization of Okapi’s intangible assets, which were recorded at fair value by the Company as a result of the Okapi Acquisition. The Company will not amortize the intangible assets until commercialization of each program has been achieved.

(L)	Interest expense—The Company recorded adjustments of $484 and $990 for the nine months ended September 30, 2013 and the year ended December 31, 2012, respectively, to reflect the interest expense associated with the promissory note issued to former Okapi shareholders in conjunction with the Okapi Acquisition. The promissory note bears interest at a rate of 7%, which the Company used to calculate the interest expense above. The Euro-denominated interest expense during the nine months ended September 30, 2013 and for the year ended December 31, 2012 has been converted into U.S. dollars using exchange rates of $1.3170 = €1.00 and $1.2857 = €1.00, respectively, which represent the average U.S. dollar to Euro exchange rate for each of the respective periods.

The Company recorded adjustments to reflect reductions of expense of $116 and $8 for the nine months ended September 30, 2013 and the year ended December 31, 2012, respectively, to eliminate interest expense related to outstanding Okapi loans payable that were converted into Okapi Series A preferred stock prior to close of the Okapi Acquisition.

(M)	Income tax benefit—The Company recorded adjustments of $85 and $273 for the nine months ended September 30, 2013 and the year ended December 31, 2012, respectively, to reflect the tax impact of the pro forma adjustments above using the Belgian statutory tax rate of 33.99%.

The basis differences in acquired assets and liabilities result in positive sources of income in the future for Okapi. As a result, the Company recorded adjustments of $719 and $1,111 to reflect the income tax benefit resulting from Okapi’s historical pre-tax losses for the nine months ended September 30, 2013 and the year ended December 31, 2012, respectively, using the Belgian statutory tax rate of 33.99%.

The above pro forma consolidated statements of operations for the nine months ended September 30, 2013 and the year ended December 31, 2012 do not include an adjustment related to $909 of transaction costs related to the Vet Merger and Okapi Acquisition incurred by the Company subsequent to September 30, 2013. This adjustment is considered non-recurring in nature and has been excluded from the adjustments above.